Exhibit 99.1

Contacts:
Dan Cartwright	Investor Relations:
Chief Financial Officer	Lisa M. Wilson
Tel: (561) 961-1900	In-Site Communications
Dan.Cartwright@TherapeuticsMD.com	Tel: (917) 543-9932
lwilson@insitecony.com

FOR IMMEDIATE RELEASE

THERAPEUTICSMD ANNOUNCES PRICING OF OFFERING OF COMMON STOCK

Boca Raton, FL, September 25, 2013 – TherapeuticsMD, Inc. (NYSE MKT: TXMD) announced today the pricing of an underwritten offering of 13,750,000 shares of its common stock, offered at a price of $2.40 per share. The gross proceeds to TherapeuticsMD from this offering are expected to be approximately $33 million, before deducting underwriting discounts, commissions, and other estimated offering expenses payable by TherapeuticsMD. All of the shares in the offering are to be sold by TherapeuticsMD. The offering is expected to close on or about September 30, 2013, subject to the satisfaction of customary closing conditions.

Stifel, Cowen and Company, and Lazard Capital Markets acted as joint book-running managers for the offering. Noble Financial Capital Markets served as financial advisor for the transaction.

A shelf registration statement on Form S-3 relating to the offering of the shares of common stock described above was filed with the Securities and Exchange Commission (“SEC”) and declared effective by the SEC. A prospectus supplement relating to the offering will be filed with the SEC and will be available on the SEC’s web site at www.sec.gov. When available, copies of the prospectus supplement may also be obtained from Stifel, Nicolaus & Company, Incorporated, Attn: Syndicate, One Montgomery Street, 36th Floor, San Francisco, CA 94104, by telephone at (415) 364-2720 or by e-mail at syndprospectus@stifel.com; from Cowen and Company, LLC c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, Attn: Prospectus Department or by telephone at (631) 274-2806; and from Lazard Capital Markets LLC, 30 Rockefeller Plaza, New York, NY 10020 or via telephone at (800) 542-0970.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About TherapeuticsMD, Inc.

TherapeuticsMD, Inc. is a women’s healthcare company focused on developing and commercializing products targeted exclusively for women. We manufacture and distribute branded and generic prescription prenatal vitamins, as well as over-the-counter vitamins and cosmetics, under our vitaMedMD® and BocaGreenMD™ brands. We are currently developing

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advanced hormone therapy pharmaceutical products designed to alleviate the symptoms of and reduce the health risks resulting from menopause-related hormone deficiencies. We are also evaluating various other potential indications for our hormone technology, including oral contraception, preterm birth, vulvar and vaginal atrophy, and premature ovarian failure.

vitaMedMD® and TherapeuticsMD® are registered trademarks of TherapeuticsMD, Inc. BocaGreenMD™ is a trademark of TherapeuticsMD, Inc.

Except for the historical information contained herein, the matters set forth in this press release, including statements regarding TherapeuticsMD’s expectations with respect to the gross proceeds from and the closing of the offering, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the risks and uncertainties associated with market conditions, the satisfaction of customary closing conditions related to the offering, risks and uncertainties associated with TherapeuticsMD’s business and finances in general, and other risks detailed in TherapeuticsMD’s annual report on Form 10-K filed on March 12, 2013 and other filings with the SEC. These forward-looking statements are based on current information that may change and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and TherapeuticsMD undertakes no obligation to revise or update any forward-looking statement to reflect events or circumstances after the issuance of this press release.